Exhibit 99.1

AUTO PARTS 4LESS GROUP, INC TO PROVIDE UPDATES ON THE RECENT LAUNCH OF AUTOPARTS4LESS.COM AT VIRTUAL WEBINAR MEETING

WEDNESDAY, JANUARY 18, 2022

January 12, 2022 – Las Vegas, NV - Auto Parts 4Less Group, Inc. (OTCQB:FLES) (“Company”, “FLES”), today announced that on Wednesday, January 18, 2023, at 5:00 pm (Eastern Time), the Company will host a public Zoom meeting to provide updates on AutoParts4Less.com, an automotive parts-only marketplace. This virtual webinar presentation is publicly available to all who wish to attend.

The discussion will include that the Company has recently discontinued operations of their e-commerce site, LiftKits4Less.com (“LiftKits”), that specialized in aftermarket truck and jeep accessories, to focus entirely on its recently launched automotive marketplace, AutoParts4Less.com. With the discontinuance of LiftKits the Company expects the cost of fixed operations to drop below $300,0000 a month and remain there for the foreseeable future.

Auto Parts 4Less Founder Christopher Davenport and CEO/Board Chairman Tim Armes will host the virtual webinar after the market close at 5:00 PM ET. The purpose of the Zoom call will be to update the public on recent Company operations.

Date: Wednesday, January 18th, 2023

Time: 2:00 PM PST; 5:00 PM EST

Link: Auto Parts 4Less Group Updates Webinar

Following the presentation there will be a live Question & Answer session with Founder Davenport and CEO Armes. Please RSVP to the call by emailing Melanie Heuburg at: Melanie@ap4less.com

About Auto Parts 4Less Group, Inc.

Auto Parts 4LessGroup, Inc. (the “Company”) entered the online auto parts business in 2015 selling lift kits and other aftermarket accessories for Jeeps, Trucks, and SUV’s on eBay and Amazon. At the beginning of 2020 the company began the development of AutoParts4less.com as a pure-play multi-seller enterprise-level marketplace entirely dedicated to automotive parts including cars, trucks, boats, motorcycles, and RVs on a single platform. The company announced the official launch of AutoParts4Less.com in early November 2022.

To learn more about Auto Parts 4Less Group, Inc., please visit AutoParts4LessGroup.com

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. No information in this press release should be construed as any indication whatsoever of the Company’s future financial results, revenues, or stock price.

For more information, contact: Email: PR@The4LessCorp.com